Exhibit 10.2

Translated from Norwegian

Handelsbanken
Olav V’s gate

OER OIL AS
P.O. Box 1989 Vika
0125 Oslo

For the attention of Steinar T. Hagen/Rune Skogen Our ref:	Date:
Morten Roland	18 November 2004

Release/amendment of covenants and approval of a new owner of OER OIL AS

In response to a request by OER OIL AS, Handelsbanken hereby approves the following:

•	Repayment by OER OIL AS of the subordinated loan to Lundin.

•	Handelsbanken withdraws the requirement that Lundin must own a minimum of 50.1% of OER OIL AS.

•	Handelsbanken releases the guarantee in the amount MNOK 50 furnished by Lundin for OER OIL AS.

Handelsbanken approves Endeavour International Corporation as the new majority shareholder of OER OL AS on the basis of the following covenants:

•	Existing and new licences shall not be mortgaged without Handelsbanken’s consent.

•	The required book equity shall be 25% at all times.

•	Future mergers, demergers and operatorships shall be approved by Handelsbanken.

•	OER OIL AS shall report to Handelsbanken on a quarterly basis.

•	OER OIL AS shall not proceed with individual investments in excess of MNOK 20 without Handelsbanken’s consent. The cost of exploratory drilling forms part of investment expenses.

•	New majority shareholders shall be approved by Handelsbanken.

Yours sincerely,
Handelsbanken

Geir Anders Sundnes (signature)

Bank Manager		Morten Roland (signature)

Date/Place:	18 November 2004/Oslo Steinar Hagen (signature)

Acceptance by OER

True translation certified